SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DONNELLY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRINCIPAL CORPORATE OFFICES: 49 West Third Street Holland, Michigan 49423-2813	PLACE OF MEETING: Donnelly Corporation 49 West Third Street Holland, MI 49423-2813

April 5, 2002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2002

To Our Shareholders:

The Annual Meeting of Shareholders of Donnelly Corporation, will be on Friday, May 17, 2002, at 9:00 a.m. (local time), at the Company’s offices at 49 West Third Street, Holland, Michigan, to elect ten (10) directors as set forth in the Proxy Statement and to transact such other business as may properly come before the meeting or at any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2002, as the record date for the Annual Meeting. Only shareholders of record at that time will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented at the Annual Meeting, even if you cannot attend the Annual Meeting and vote your shares in person. Shareholders of record can vote their shares by marking your votes on the enclosed proxy card, signing, dating and mailing the proxy card in the enclosed envelope, which requires no postage if mailed in the United States. The return of the enclosed proxy will not affect your right to vote if you attend the Annual Meeting in person, as your proxy is revocable at your option.

By Order of the Board of Directors, Lori L. Klokkert Secretary

Dated: April 5, 2002

DONNELLY CORPORATION
49 West Third Street
Holland, Michigan 49423

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2002

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Donnelly Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) which will be held at the Company’s offices at 49 West Third Street, Holland, Michigan, on May 17, 2002, at 9:00 a.m., local time. It is anticipated that this Proxy Statement and proxy will first be mailed to the Company’s shareholders on or about April 5, 2002.

The Company’s Annual Report on Form 10-K (including certified financial statements) (“Annual Report”) for the period ending December 31, 2001 is accompanying this Proxy Statement. The Annual Report is not part of the proxy solicitation material.

Voting of Proxies

Your vote is important. Shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to sign, date and return the accompanying proxy card.

When the enclosed proxy card is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of Donnelly Corporation common stock will be voted FOR the nominees named by the Board of Directors as set forth in this Proxy Statement. Abstentions marked on the proxy card have the effect of being voted “against” the directors’ proposal but are counted in the determination of a quorum. Shares not voted at the meeting, whether by broker non-vote or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company’s transfer agent, The Bank of New York.

You may revoke your proxy at any time before it is voted at the meeting by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of later date, or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

Votes Required

The close of business on March 20, 2002 has been fixed as the record date for determination of holders of Company common stock entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 6,415,254 shares of Class A Common Stock of the Company, each having one vote per share and 4,085,321 shares of Class B Common Stock each having ten (10) votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share for share basis into Class A Common Stock. Holders of shares of Class A Common Stock, as a class, are entitled to elect one-quarter (rounded up) of the directors to be elected at each meeting held for the election of directors. Holders of Class B Common Stock elect, as a class, the directors not elected by the shares of Class A Common Stock. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. See “Nominees for Election as Directors.”

The presence, either in person or by proxy, of persons entitled to cast a majority of such votes constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker no-votes on returned proxies are counted as shares present in the determination of whether the shares of stock represented at the Annual Meeting constitute a quorum. A broker “non-vote” occurs when a nominee holding shares of the Company’s Class A Common Stock for a beneficial owner does not vote on a particular item and has not received instructions from the beneficial owner.

Solicitation of Proxies

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Company common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and some regular employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph.

Relationship With Independent Public Accountants

BDO Seidman LLP serves as the Company’s independent public accounting firm. It is expected that representatives of BDO Seidman will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions. It is uncertain whether the Company’s Audit Committee will select the Company’s auditors for 2002 before the Annual Meeting.

Fees Paid to Auditors

Audit Fees

Audit fees for the year ended December 31, 2001, including those related to consolidated foreign subsidiaries, are expected to total approximately $455,000.

Financial Systems Design & Implementation Fees

The Company paid no fees to its auditor during the year ended December 31, 2001 relating to financial systems design and implementation.

All Other Fees

Other fees totaled $15,000, primarily for audits of the Company’s employee benefit plans and review of the Company’s income tax returns.

Shareholder Proposals for 2003 Annual Meeting

Shareholder proposals intended to be presented at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company’s Corporate Secretary no later than December 1, 2002. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the Company’s 2003 Annual Meeting of Shareholders.

Other Matters to Come Before the Meeting

The Board of Directors does not know of any matters which will be brought before the 2002 Annual Meeting of Shareholders other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 20, 2002 (the “Record Date”) information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of either class of the Company’s common stock. Unless otherwise specified, the address for each of them is 49 West Third Street, Holland, Michigan, 49423.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership				Percent of Each Class of Stock			Percent of Common Equity

	Class A		Class B		Class A		Class B
Bank One Corporation 200 Ottawa Avenue Grand Rapids, Michigan 49503	376,089	(1)	548,635	(1)	5.9%		13.4%	8.8%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11 th Floor Santa Monica, California 90401	410,500	(2)	—		6.4		—	3.9

Huntington National Bank 101 E. Main Avenue Zeeland, Michigan 49464	9,315	(3)	331,246	(3)	*		8.1	3.2

Investment Counselors of Maryland, Inc. 803 Cathedral Street Baltimore, Maryland 21201	331,750	(4)	—		5.2		—	3.2

Johnson Controls, Inc. 5757 North Green Bay Avenue Milwaukee, Wisconsin 53201	1,542,100	(5)	—		24.0		—	14.7

Putnam Investments, Inc. One Post Office Square Boston, Massachusetts 02109	401,812	(6)	—		6.3		—	3.8

Shufro, Rose & Co., LLC 745 Fifth Avenue New York, New York 10151	440,300	(7)	—		6.9		—	4.2

Anne H. Copps	11,270	(8)	221,962	(8)	*		5.4	2.2

Katherine S. Donnelly	224,911	(9)	314,878	(9)	3.5		7.7	5.1

Charles A. Krahmer	98,905	(10)	363,353	(10)	1.5		8.9	4.4

Jane H. Krahmer	98,905	(10)	363,353	(10)	1.5		8.9	4.4

Gerald T. McNeive, Jr.	63,584	(11)	303,890	(11)	*	(13)	7.4	3.3	(13)

Louise H. McNeive	63,584	(11)	303,890	(11)	*	(13)	7.4	3.3	(13)

Marie Josephte Martineau	17,176		269,762		*		6.6	2.7

Fernande M. Pruden	229,709	(12)	299,335	(12)	3.3	(13)	7.3	4.8	(13)

Rudolph B. Pruden	229,709	(12)	299,335	(12)	3.3	(13)	7.3	4.8	(13)

*	Denotes ownership of less than one percent

For purposes of the following notes, shares of Class A Common Stock are referred to as “A Shares” and shares of Class B Common Stock are referred to as “B Shares.”

(1)
Includes (i) 42,233 B Shares held by Bank One Corporation (“Bank One”) as co-trustee of the Robert M. Leonard Trust, 117,577 B Shares as co-trustee of the John Donnelly Residual Trust and 388,825 B Shares held in two trusts for which Bank One serves as sole trustee, (ii) 374,714 A Shares held by Strafe & Co. acting as a nominee of Bank One as follows: 20,000 shares in the Robert M. Leonard Trust and 83,983 shares in the John Donnelly Residual Trust, for which Bank One serves as co-trustee and 270,731 shares held in two trusts for which Bank One serves as sole trustee, and (iii) 1,375 A Shares held by Bank One as trustee, co-trustee, custodian, or agent of other trusts.

(2)
In a Schedule 13G, dated January 31, 2002, and delivered to the Company, Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 410,500 A Shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses the sole voting and/or investment power over the securities that are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)	Includes 9,315 A Shares and 331,246 B Shares held by Huntington National Bank (“Huntington”) in two trusts for which Huntington serves as sole trustee.
(4)
In a Schedule 13G, filed February 6, 2002, and delivered to the Company, Investment Counselors of Maryland, Inc. (“Investment Counselors”) disclosed on behalf of its investment advisory clients that they had acquired beneficial ownership of 331,750 A Shares. Investment Counselors has the sole power to dispose of all such shares and sole power to vote 196,750 of such shares.

(5)
In a Schedule 13D, dated October 31, 2000, and delivered to the Company, Johnson Controls, Inc. (“JCI”) disclosed that they had acquired beneficial ownership of 1,542,100 A Shares. JCI has the sole power to dispose of and to vote all such shares.

(6)
In a Schedule 13G dated January 26, 1994, and delivered to the Company, Putnam Investments, Inc. (“Putnam”) disclosed on behalf of its investment management subsidiaries that it had acquired beneficial ownership of 401,812 A Shares. Putnam has the sole power to dispose of all such shares, and shared power to vote 132,062 of such shares.

(7)
In a Schedule 13G, filed February 13, 2002, and delivered to the Company, Shufro, Rose & Co., LLC (“Shufro”) disclosed that they had acquired beneficial ownership of 440,300 A Shares. Shufro has the sole power to dispose of all such shares, and the sole power to vote 24,100 of such shares.

(8)	Includes 11,270 A Shares and 221,962 B Shares owned by a trust of which Anne H. Copps is trustee.
(9)	Includes 83,983 A Shares and 117,577 B Shares held in the John Donnelly Residual Trust for which Katherine S. Donnelly is a co-trustee.
(10)	Includes 98,905 A Shares and 363,353 B Shares owned by two trusts of which Charles A. Krahmer and Jane H. Krahmer (husband and wife) are co-trustees.
(11)
Includes (i) 43,368 A Shares and 287,486 B Shares owned by two trusts of which Gerald T. McNeive, Jr. and Louise H. McNeive (husband and wife) are co-trustees, (ii) stock options exercisable within 60 days for 8,500 A Shares owned by Gerald T. McNeive, Jr., a director of the Company, and (iii) 11,716 A Shares and 16,404 B Shares as to which Louise H. McNeive is custodian for her children, and as to which Gerald T. McNeive, Jr. disclaims beneficial ownership.

(12)
Includes (i) 205,192 A Shares and 282,547 B Shares owned by Fernande M. Pruden and her retirement plans, and (ii) stock options exercisable within 60 days for 8,500 A Shares and 16,017 A Shares and 16,788 B Shares owned by Rudolph B. Pruden and his retirement plans. Rudolph B. Pruden is Fernande M. Pruden’s husband and a director of the Company. Fernande M. Pruden and Rudolph B. Pruden each disclaim beneficial ownership of the other’s shares.

(13)
Calculated based on the number of shares outstanding plus 621,545 shares with respect to which management and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

Five of the Company’s directors, B. Patrick Donnelly, III, Joan E. Donnelly, Leonard, McNeive and Pruden are all descendants of, or are married to descendants of, Bernard P. Donnelly, Sr., the Company’s founder, and each represents one of five family groups of such descendants (the “Donnelly Family”). John F. Donnelly, Jr., a Senior Vice President of the Company, is also a descendant of Bernard P. Donnelly and is the brother of Ms. Donnelly. Each of four family groups has the ability to elect at least one director if they act together and cumulate the votes of the Class B Common Stock. The Company does not know of a family group taking such action. Members of the Donnelly Family own approximately 99% of the Class B Common Stock and approximately 25% of the Class A Common Stock of the Company. These shareholders therefore possess approximately 89% of the voting power of the Company and approximately 25% of the voting power of the Class A Common Stock. Members of the Donnelly Family may transfer shares of Class B Common Stock among themselves, enabling them to retain voting control of the Company for an extended period. Given the voting control of the Donnelly Family, the Donnelly Family could, if all or part of the family took a united position in response to attempts to acquire control of the Company through tender offers or proxy contests, effectively block any such attempts. There is no assurance that any united action would be taken.

NOMINEES FOR ELECTION AS DIRECTORS

The Company’s Board of Directors is currently composed of ten members. All nominees are currently directors of the Company and are up for re-election at the Annual Meeting, each to serve until the 2003 annual meeting of shareholders or until his or her successor is elected or his or her earlier resignation or removal.

Three of the directors will be elected exclusively by the holders of the Class A Common Stock voting as a class, and the other seven directors will be elected by the holders of the Class B Common Stock voting as a class. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. Cumulative voting rights of the Class B Common Stock entitle the holders thereof to spread their votes equally among all nominees for which they are entitled to vote or to cumulate those votes for one or any number of the nominees for which they are entitled to vote. If a holder of Class B Common Stock does not indicate on the proxy card that he or she desires to cumulate votes, the proxies will spread the votes equally among all nominees. The Board of Directors has nominated the persons set forth below for election to the Company’s Board of Directors at the Annual Meeting.

Holders of Class A Common Stock should complete the accompanying white proxy and holders of Class B Common Stock should complete the accompanying yellow proxy (and carefully review the instructions accompanying the yellow proxy regarding cumulative voting). Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing as directors for the ensuing year the nominees set forth below, all of whom are presently serving as directors.

A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of the Class A Common Stock, voting as a class, will be elected as directors and the seven individuals who receive the greatest number of votes cast by the holders of Class B Common Stock, voting as a class, will be elected as directors. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors so elects. The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

The content of the following table is based upon information as of March 20, 2002 furnished to the Company by the nominees.

Name	Age	Year First Became A Director	Amount and Nature of Beneficial Ownership				Percent of Each Class of Stock			Percent of Common Equity (2)

			Class A (1)		Class B		Class A (2)		Class B
Nominees for Election By Holders of Class A Common Stock
John A. Borden (a,b,e,f,g,h)	68	1996	6,625		—		*	%	—%	*	%
R. Eugene Goodson, Ph.D (a,f,g)	66	1993	9,125		—		*		—	*
Donald R. Uhlmann, Ph.D (f,g,h)	65	1978	20,562		—		*		—	*

Nominees for Election by Holders of Class B Common Stock
J. Dwane Baumgardner, Ph.D	61	1982	212,160		—		3.0		—	1.9
Arnold F. Brookstone (a,b,d,e)	71	1976	32,250		—		*		—	*
B. Patrick Donnelly, III (b,c,d,e)	57	1980	44,986	(3)	136,740	(3)	*		3.3	1.6
Joan E. Donnelly (b,c,d,e)	54	1987	74,081	(4)	93,625	(4)	1.0		2.3	1.5
Thomas E. Leonard (c,d,f,g,h)	72	1967	34,750	(5)	123,823	(5)	*		3.0	1.4
Gerald T. McNeive, Jr. (c,d,f,g)	60	1980	63,584	(6)	303,890	(6)	*		7.4	3.3
Rudolph B. Pruden (b,c,d,e)	72	1984	229,709	(7)	299,335	(7)	3.3		7.3	4.8

*	Denotes ownership of less than one percent.
(a)	Member Audit Committee
(b)	Member Compensation Committee
(c)	Member Stock Option Committee
(d)	Member Finance Committee
(e)	Member Human Resource Committee
(f)	Member Strategic Planning Committee
(g)	Member Technology Committee
(h)	Member Vision Committee

For purposes of the following notes, shares of Class A Common Stock are referred to as “A Shares” and shares of Class B Common Stock are referred to as “B Shares.”

(1)
Includes the following number of shares with respect to which the Directors have the right to acquire beneficial ownership under stock options exercisable in 60 days: Mr. Borden—6,000; Dr. Baumgardner—147,502; all other Directors—8,500.

(2)
Calculated based on the number of shares outstanding plus 621,545 shares with respect to which management and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(3)
Includes (i) 250 A Shares and 13,500 B Shares owned jointly with Mr. Donnelly’s wife, Jacqueline K. Donnelly, (ii) 1,406 A Shares and 2,343 B Shares owned by Jacqueline K. Donnelly, and (iii) 15,908 A Shares and 43,750 B Shares held in trust for the benefit of Mr. Donnelly and his brothers and sisters, for which Mr. Donnelly is a co-trustee.

(4)
Includes (i) 1,178 A Shares and 1,651 B Shares owned by Joan E. Donnelly’s husband, David K. Taylor as to which Ms. Donnelly disclaims beneficial ownership, and (ii) 1,952 A Shares and 2,732 B Shares held by Ms. Donnelly as custodian for her children.

(5)	Includes (i) 20,000 A Shares and 42,233 B Shares held by the Robert M. Leonard Trust, for which Mr. Leonard is a co-trustee.

(6)	See Note 11 under the caption “Voting Securities and Principal Holders Thereof.”

(7)	See Note 12 under the caption “Voting Securities and Principal Holders Thereof.”

Mr. Borden is an independent business consultant. From January 1996 until December 1999, he was a consultant with FTD (Florist Transworld Delivery Inc.), a worldwide communications and financial service organization; from 1988 until his retirement in December 1995, he was Executive Vice President and Chief Executive Officer of that company.

Dr. Goodson has been an Adjunct Professor at the University of Michigan’s School of Business since September 1998. From October 1997 to September 1998, he was a consultant with Oshkosh Truck Corporation, a manufacturer of specialized trucks and transport equipment; from 1990 until his retirement in October 1997, he was Chairman of the Board of Directors and Chief Executive Officer of that company.

Dr. Uhlmann has been a Professor of Materials and Optical Science at the University of Arizona since 1986. From 1986 until 1998, he served as Chairman of the Materials Science and Engineering Department.

Dr. Baumgardner joined the Company in 1969 and has been Chief Executive Officer since 1982, Chairman of the Board since 1986, and President since 1994. Dr. Baumgardner is a director of SL Industries, Inc. and Wescast Industries, Inc.

Mr. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation (subsequently merged into Smurfit-Stone Container Corporation), an international pulp and paper company, until his retirement in January 1996. Mr. Brookstone serves on a number of Boards of Directors including MFRI, Inc. (NASDAQ) and a number of privately-held companies. He is also a Trustee of the ABN AMRO family of mutual and money market funds.

Mr. B. Patrick Donnelly, III, has been President of Productive Solutions, LLC, a business consulting firm, since May 1998. From November 1995 to April 1998 he was Plant Manager of Ran Enterprises, an automotive parts supplier.

Ms. Donnelly has been Executive Director of Tohono Chul Park, a non-profit desert urban park and museum, since May 1995. From 1984 to 1995, she was a shareholder and Vice President of Tizzard, Knuttinen, Donnelly & Wright, P.C., certified public accountants.

Mr. Leonard has been President of Grebe Consulting, a business consulting firm, since March 1998. From 1972 until his retirement in February 1998 he was President of Henry C. Grebe & Co., Inc. and Grebe Yacht Sales, Inc., a ship repair and storage business which was recently engaged in land development.

Mr. McNeive is Senior Vice President of Finance and General Counsel for The Laclede Group, Inc., formerly Laclede Gas Co., a natural gas distributor, since March 1998. From September 1995 through February 1998 he was Senior Vice President of Finance and Chief Financial Officer of that company.

Mr. Pruden retired in January 1995 from the National Oceanic and Atmospheric Administration (NOAA), an agency of the United States Department of Commerce. His last position, which he had held since 1985, was as chief of the audits and internal control branch in the office of the controller.

Certain of the directors are related to each other. See “Voting Securities and Principal Holders Thereof.”

Meetings and Committees of the Board of Directors

The Board of Directors has several committees including standing Audit, Compensation and Stock Option Committees.

The Audit Committee consists of John A. Borden, Arnold F. Brookstone and R. Eugene Goodson, each of whom is an independent Director as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee’s function is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company’s independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company’s internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accounts, the adequacy of the Company’s internal controls and related matters. During the year, the Board of Directors examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the Exchange’s new rules.

The Compensation Committee consists of John A. Borden, Arnold F. Brookstone, Joan E. Donnelly, B. Patrick Donnelly, III and Rudolph B. Pruden. The Compensation Committee’s function is to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto.

The Stock Option Committee consists of Joan E. Donnelly, B. Patrick Donnelly, III, Thomas E. Leonard, Gerald T. McNeive, Jr. and Rudolph B. Pruden. The Stock Option Committee’s function is to review and approve the granting of stock options pursuant to the Company’s 1998 Stock Option Plan.

During the 2001 calendar year, the Company’s Board of Directors held six (6) meetings, the Audit Committee held thirteen (13) meetings, the Compensation Committee held four (4) meetings and the Stock Option Committee did not convene. Each director of the Company attended at least 75% of the aggregate number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the time each such Director was a member of the Board or any Committee thereof.

Section 16(a) Beneficial Reporting Compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company’s Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

COMPENSATION OF DIRECTORS

Retirement Plan for Outside Directors.    On September 21, 1992 the Board of Directors of the Company adopted a retirement plan for directors of the Company who are not employees of the Company (the “Retirement Plan for Outside Directors”). This plan provides directors who are not employees of the Company (“Outside Directors”) with a retirement benefit based on their years of service as a director of the Company and the annual directors’ retainer fees at the time of their retirement from the Board of Directors. The retirement benefits begin after an Outside Director retires from the Board or reaches age 70, whichever date is later. The annual benefits under the plan are equal to the annual directors’ fees at the time of their retirement from the Board and are payable in quarterly installments. Alternatively, a director may request a lump-sum distribution. Effective August 21, 1998, the Board of Directors amended the Retirement Plan for Outside Directors to provide that retirement benefits continue for a period equal to the length of service on the Board through 1998 or 35 years, whichever period is shorter, to provide that directors joining the Board of Directors after 1997 will not be eligible to participate in the plan and to provide that current directors who are participating in the plan will not receive credit for years of service after 1998.

The retirement plan for Outside Directors is not a qualified plan under the Internal Revenue Code and is not funded. Payments under the plan will be made from the general assets of the Company.

Director Compensation.    The directors of the Company, other than salaried employees of the Company, receive an annual retainer fee of $20,000, an annual retainer fee of $1,000 for each committee of which they are a member, $1,000 per meeting of the Board of Directors and $800 per meeting of committees thereof which they attend. Chairs of committees receive an additional $400 per respective committee meeting they chair.

Director fees may be voluntarily deferred under an unfunded deferred director fee plan. Directors who are not employees of the Company are also granted stock options under the Company’s Non-employee Director Stock Option Plan. Pursuant to the Plan, options are granted each February for 2,000 shares of Class A Common Stock. For the transition period between July 4 and December 31, 1999, directors were awarded options for the purchase of 1,000 shares. The exercise price of these nonqualified options equals the fair market value of the Company’s Class A Common Stock on the date of grant. During calendar year 2001 options covering an aggregate of 18,000 shares were granted to the Company’s non-employee directors at an exercise price per share of $13.40.

All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and of committees thereof. Directors who are employees of the Company are not compensated for their service on the Board.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”), comprised in calendar 2001 of, B. Patrick Donnelly, III, chair of the Committee, John A. Borden, Arnold F. Brookstone, Joan E. Donnelly, and Rudolph B. Pruden, is responsible for the recommendation to the Board of Directors for the Board’s approval and establishment of the level and manner of compensation of the Company’s executive officers (“Executive Officers”). The Committee recommends to the Board of Directors the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company’s long time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

Compensation Philosophy.    The Company’s and the Committee’s approach to compensation is to further the Company’s policy and practice of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company’s compensation policies are intended to be competitive in the marketplace, reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage excellent performance.

Compensation Policies and Programs.    For calendar year 2001, the Company’s compensation programs consisted of cash compensation (including salary and bonus), stock options, defined contribution and defined benefit retirement plans. Each year, the Company utilizes external wage surveys to determine the total compensation levels of employees performing similar roles with organizations of similar size and like function. These pay ranges are then used to establish a base level of compensation and amounts that may be paid under performance standards. The composite performance standards are comprised of financial performance standards as well as non–financial goals. Financial performance standards measure improvements in earnings per share. The performance of the Executive Officers was measured against company-wide standards. The Committee combines the standards of performance with the achievement of non–financial goals to compile a composite performance rating for the past year. This overall rating is then used to establish the salary for the next year as well as annual incentive payments for the prior year’s performance. Total compensation of the Company’s

Executive Officers, including the chief executive officer, for calendar 2001 was therefore based, in part, on the performance of the Company during the calendar year.

Dr. Baumgardner’s total compensation, including base salary, annual incentive award target, and stock options, is reviewed based on compensation for like sized companies in similar industries. It is further measured based on comparative performance of those comparison companies and the performance of Donnelly Corporation. The annual incentive opportunity (for 100% goal attainment) for Dr. Baumgardner is seventy percent of his base salary in a fiscal year and this incentive is based solely on company performance. The minimum performance standards under the Management Incentive Plan were not achieved this year. Therefore, Dr. Baumgardner did not earn an annual incentive bonus for the Company’s 2001 performance.

The Company believes that stock options and stock ownership contribute to the aligning of employees’ interests with those of shareholders. The Company’s Stock Option Plans encourage stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. The total number of stock options granted in each period is determined by the Stock Option Committee of the Board of Directors, comprised of Joan E. Donnelly, chair of the Committee, B. Patrick Donnelly, III, Thomas E. Leonard, Gerald T. McNeive, Jr. and Rudolph B. Pruden. In determining the size of individual option grants, the Committee evaluates each employee’s job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. The Company also encourages stock ownership through participation in the Company’s Employees’ Stock Purchase Plan. This plan is available to most U.S.-based employees of the Company and permits employees to purchase shares of the Company’s Class A Common Stock at a 15% discount from the market price of such shares.

The Compensation Committee continues to review the limitations on the deductibility for certain compensation paid to executive officers whose annual compensation exceeds $1,000,000, as imposed by § 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

Compensation Committee
of the Board of Directors of Donnelly Corporation

B. Patrick Donnelly, III, Chair
John A. Borden        Arnold F. Brookstone
Joan E. Donnelly        Rudolph B. Pruden

Executive Compensation

The following table sets forth the annual and long-term compensation paid by the Company to its Chief Executive Officer and each of the Company’s four most highly compensated executive officers (collectively referred to as the “Named Executives”) for services rendered to the Company.

Summary Compensation Table

		Annual Compensation						Long Term Compensation
	Year (1)	Salary (2)	Bonus (3)			Other Annual Compensation (4)		Awards Stock Options (#)	Payouts LTIP Payouts ($)(5)	All Other Compensation (6)

J. Dwane Baumgardner, Ph.D. Chairman of the Board Chief Executive Officer and President	2001 2000 1999	$458,352 447,314 440,003	$	— 217,700 219,500		— — —		18,000 10,500 21,000	$23,559 33,867 48,656	$5,399 6,038 3,982

Kevin L. Brown (7) Senior Vice President, Chief Financial Officer and Chief Accounting Officer	2001	197,801		75,000	(7)	—		15,000	—	19,724	(7)

John F. Donnelly, Jr. Senior Vice President, Sales and Marketing	2001 2000 1999	282,810 278,666 275,018		— 116,100 181,538		238,409 201,872 230,540	(8) (8) (8)	12,000 6,000 12,000	7,853 — —	4,961 5,727 3,289

Niall R. Lynam Senior Vice President and Chief Technical Officer	2001 2000 1999	247,708 214,140 173,014		— 100,000 73,000		— — —		10,000 4,000 8,000	5,890 — —	4,825 5,351 2,845

Russell B. Scaffede Senior Vice President, Automotive Systems Group	2001 2000 1999	267,928 260,488 255,008		— 101,000 156,144		— — —		10,000 5,000 10,000	5,890 — —	4,925 5,164 2,832

(1)
Effective July 4, 1999 the Company’s fiscal year end changed from the Saturday nearest June 30 to December 31. The summary compensation information presented is for the twelve-month periods ended December 31.

(2)
Includes cash compensation plus amounts voluntarily deferred by the Named Executives during the respective years under the Company’s 401(k) Savings Plan and Deferred Compensation Plan. The Deferred Compensation Plan allows executive officers to defer portions of base salary otherwise payable during the year.

(3)
Unless noted differently, represents the annual cash incentive bonus earned under the Executive Compensation Plan for performance of the Company during the respective years plus amounts voluntarily deferred by the Named Executives under the Company’s Deferred Compensation Plan. The Deferred Compensation Plan allows executive officers to defer portions of the cash incentive bonus otherwise payable during the year. The bonus for the 1999 period includes a pro-rated six-month portion for the first half of calendar year 1999, plus the transition period between July 4 and December 31, 1999.

(4)	Unless included in the table, non-cash benefits were less than the lesser of 10% of such officer’s total salary and bonus or $50,000.
(5)
Cash payments for Performance Units granted under the Company’s Executive Compensation Plan. The Named Executives were granted Performance Units which are converted to a cash payment at the end of a five-year performance period. The cash payment is determined based on the five-year cumulative average appreciation in share value.

(6)
The amounts disclosed in this column include: (a) Company matching contributions under the Company’s 401(k) Savings Plan, and (b) the cost of premiums paid by the Company for term life insurance on behalf of the Named Executives as follows:

			2001	2000	1999

J.D. Baumgardner	(a	)	$4,250	$4,250	$1,798
	(b	)	1,149	1,788	2,184
K.L. Brown	(a	)	4,250	—	—
	(b	)	516	—	—
J.F. Donnelly	(a	)	4,250	4,250	1,786
	(b	)	711	1,477	1,503
N.R. Lynam	(a	)	4,250	4,250	1,725
	(b	)	575	1,101	1,120
R.B. Scaffede	(a	)	4,250	4,250	1,716
	(b	)	675	914	1,116

(7)
Mr. Brown joined the Company in April 2001. The amount reported as Bonus represents the amount paid as a signing bonus. The All Other Compensation amount includes reimbursed relocation costs and related expenses of $14,958.

(8)
Amounts shown are reimbursements for expenses associated with Mr. Donnelly’s acceptance of an overseas assignment, which include tax reimbursements of $126,232, $130,632, $168,410 in 1999, 2000 and 2001, respectively.

Option Grants in 2001.    Shown below is information on grants of stock options pursuant to the Company’s 1998 Stock Option Plan (the “Option Plan”) during 2001 to the Named Executives.

Name	Number Of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in Calendar Year	Exercise Price (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
J. Dwane Baumgardner	18,000	11%	$13.40	2-14-11	$151,689	$384,411
Kevin L. Brown.	15,000	9%	13.40	4-03-11	126,408	320,342
John F. Donnelly, Jr.	12,000	7%	13.40	2-14-11	101,126	256,274
Niall R. Lynam	10,000	6%	13.40	2-14-11	84,272	213,561
Russell B. Scaffede	10,000	6%	13.40	2-14-11	84,272	213,561

(1)
These options become exercisable, so long as employment with the Company continues, for one-third of the shares on each anniversary of the grant date, beginning with the first anniversary of the grant date.

(2)
The exercise price equals the closing market price of the Company’s Class A Common Stock on the date of grant. The exercise price may be paid in cash and/or in shares of the Company’s Class A Common Stock.

(3)
These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company’s Class A Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

Year-End Options Values.    Shown below is information with respect to unexercised options to purchase shares of the Company’s Class A Common Stock granted under the Company’s stock option plans to the Named Executives and held by them at December 31, 2001. Options representing 19,844 shares of Class A Common Stock was exercised during 2001.

Name	Shares Acquired On Exercise	Value Realized	Number of Shares Subject To Unexercised Options Held at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Dwane Baumgardner	10,938	$80,066	138,002	32,000	$9,744	$5,425
Kevin L. Brown	—	—	—	15,000	—	—
John F. Donnelly, Jr.	6,250	$45,750	68,501	20,000	6,050	3,100
Niall R. Lynam	2,656	$19,442	38,105	15,333	2,440	2,066
Russell B. Scaffede	—	—	25,022	16,666	1,292	2,583

(1)
The value of unexercised options reflects the increase in market value of the Company’s Class A Common Stock from the date of grant through December 31, 2001 (when the closing price of the Company’s Class A Common Stock was $13.15 per share.) Value actually realized upon exercise by the Named Executives will depend on the value of the Company’s Class A Common Stock at the time of exercise.

Pension Plan Table.    The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under the Company’s defined benefit plan and the Company’s Supplemental Retirement Plan (the “Supplemental Plan”). The Supplemental Plan provides additional benefits only to those employees whose projected retirement benefits under the Company’s defined benefit plan are restricted by the Internal Revenue Code (the “Code”). The Code limits compensation that may be considered for qualified pension plan purposes and also limits annual benefits that may be paid under qualified plans. The Supplemental Plan is designed to provide participants with benefits, on a nonqualified basis, so that their total retirement benefits under the Company’s pension plan and the Supplemental Plan will be equal to the benefits they would have received under the Company’s pension plan if the limitations of the Code did not apply.

	Benefits Based Upon Years of Service at Normal Retirement Age (2)(3)
Final Average Annual Compensation (1)	10 Years	20 Years	30 Years	35 Years

$120,000	$15,000	$31,000	$46,000	$53,000
200,000	28,000	55,000	83,000	97,000
280,000	40,000	80,000	120,000	140,000
360,000	52,000	105,000	157,000	184,000
440,000	65,000	130,000	195,000	227,000
520,000	77,000	154,000	232,000	270,000
600,000	90,000	179,000	269,000	314,000
680,000	102,000	204,000	306,000	357,000
760,000	114,000	229,000	343,000	401,000

(1)
The final average annual compensation is determined under the defined benefit plan and the Supplemental Plan by the average of the five highest consecutive years of annual compensation (including salary and bonus payments as referenced in the Summary Compensation Table) during the last ten years of employment, subject to a maximum of $170,000 for 2001, for computing benefits under the Company’s defined benefit plan.

(2)
The Named Executives have credited years of service under the defined benefit plan and the Supplemental Plan as follows: J. Dwane Baumgardner—32 years; Kevin L. Brown—0 years; John F. Donnelly, Jr.—24 years; Niall R. Lynam—21 years; Russell B. Scaffede—6 years.

(3)
Amounts in excess of $140,000, as limited by Section 415 of the Code, would be paid pursuant to the Supplemental Plan. Benefits shown in the table are computed as a straight life annuity beginning at age 66 and are not subject to any deduction for social security benefits or other offset amounts.

The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company also maintains a 401(k) salary savings plan in which all regular employees of the Company are eligible to participate and to which the Company provides matching contributions of 50% on up to 5% of eligible compensation. Beginning in September 2001, the Company’s matching contribution was changed from a cash contribution to one made solely in Company stock.

Security Ownership of Management.    The following table shows, as of March 20, 2002 the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership				Percent of Each Class of Stock		Percent of Common Equity (2)

	Class A (1)		Class B		Class A (2)	Class B
J. Dwane Baumgardner	212,160		—		3.0%	—%	1.9%
Kevin L. Brown	6,357		—		*	—	*
John F. Donnelly, Jr.	119,572	(3)	110,471	(3)	1.7	2.7	2.1
Niall R. Lynam	55,117		—		*	—	*
Russell B. Scaffede	28,398		—		*	—	*
All Executive Officers and Directors as a Group (18 persons)	1,061,473		1,067,884		15.1	26.1	19.1

*	Denotes ownership of less than one percent.
(1)
Includes the following number of shares with respect to which the Named Executives have the right to acquire beneficial ownership under stock options exercisable in 60 days: Dr. Baumgardner—147,502; Mr. Brown—5,000; Mr. Donnelly—74,501; Mr. Lynam—42,772; and Mr. Scaffede—27,022.

(2)
Calculated based on the number of shares outstanding plus 621,545 shares with respect to which management and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(3)
Includes (i) 976 A Shares and 1,366 B Shares owned by his wife, Banba Donnelly, as to which Mr. Donnelly disclaims beneficial ownership, and (ii) 1,952 A Shares and 1,366 B Shares owned by Mr. Donnelly as custodian for his children.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Russell 2000 Index and the Dow Jones Automobile Parts & Equipment-All Index. In July 1999, the Company’s fiscal year end changed from the Saturday nearest June 30 to December 31. The graph below shows the cumulative total return as of the end of each of the three years in the period ended June 30, 1999, the six-month transition period ended December 31, 1999, and the fiscal years ended December 31, 2000 and 2001. The graph assumes the investment of $100 on June 30, 1996 in the Company’s Common Stock, the Russell 2000 Index and the Dow Jones Automobile Parts & Equipment-All Index with dividends reinvested (the Dow Jones Automobile Parts & Equipment-All Index was previously know as the Dow Jones Auto Parts Index).

COMPARISON OF 66 MONTH TOTAL RETURNS
AMONG THE DONNELLY CORPORATION, THE RUSSELL 2000 INDEX,
AND THE DOW JONES AUTOMOBILE PARTS & EQUIP-ALL INDEX

	6/96	6/97	6/98	6/99	12/99	12/00	12/01

DONNELLY CORPORATION	$100	$134	$140	$133	$119	$116	$119

RUSSELL 2000	$100	$116	$136	$138	$153	$148	$152

DOW JONES AUTOMOBILE PARTS & EQUIP-ALL	$100	$124	$147	$146	$138	$101	$132

Source: Research Data Group, Inc.

CERTAIN TRANSACTIONS

Pursuant to a 1972 agreement (the “1972 Agreement”) between the Company and five principal shareholders, the Company agreed to purchase, upon the death of any of those shareholders, an amount of the Company’s 7 1/2% preferred stock, $10 par value per share, equal to the lesser of $200,000 or the total estate tax and cost of administration of the shareholder’s estate. The purchase price for the 7 1/2% preferred stock is $10 per share, its par value. The 1972 Agreement remains in effect with one shareholder, Bernard P. Donnelly, Jr., who owns 40,000 shares of the 7 1/2% preferred stock and is the father of B. Patrick Donnelly, III.

The holders of the Company’s Class B Common Stock also own shares of Donnelly Export Corporation, a shareholder Domestic International Sales Corporation under the Internal Revenue Code which has been designed to reduce the income tax liability of the Company. The shares of Donnelly Export Corporation are owned entirely by the holders of the Class B Common Stock of the Company. The holders of Class B Common Stock hold, for every 175 such shares, 16 shares of common stock of Donnelly Export Corporation. Donnelly Export Corporation does not provide the holders of Class B Common Stock any financial advantage over holders of the Class A Common Stock. The shareholders of Donnelly Export Corporation are not entitled to vote on issues voted upon by the Company’s shareholders.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

During fiscal 2001, the Audit Committee of the Board of Directors reviewed and amended its charter for the Committee, which was approved by the full Board on December 7, 2001. The complete text of the amended charter, which reflects standards set forth in SEC regulations and New York Stock Exchange rules, is included as Appendix A to this proxy statement. Also during the year, the Board of Directors examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees and confirmed that all members of the Audit Committee are “independent” within the meaning of the new rules.

The Audit Committee has reviewed and discussed with management and the Company’s independent auditors the audited financial statements as of and for the year ended December 31, 2001. The Committee’s review included discussion with the independent auditors of matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees.

With respect to the Company’s independent auditors, the Committee has received and reviewed the written disclosures from the independent auditors required by Independence Standard No.1, Independence Discussions With Audit Committees, and has discussed with the auditors their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

In issuing this report, we note that management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct audits or accounting procedures. We have relied on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s financial statements. Our discussions with management and the independent auditors, although comprehensive, do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

R. Eugene Goodson, Chair
John A. Borden
Arnold F. Brookstone

The above Notice and Proxy Statement are sent by order of the Board of Directors.

April 5, 2002.

J. Dwane Baumgardner CHAIRMAN OF THE BOARD

Dated: December 7, 2001

APPENDIX A

Donnelly Corporation
Audit Committee Charter

There shall be a committee of the Board of Directors to be known as the Audit Committee (the Committee).

The Audit Committee’s role is one of oversight whereas the Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide special assurance as to the Company’s financial statements nor professional certification as to the independent auditor’s work.

The primary continuing responsibilities of the Committee are to:

•	Assist the Board of Directors in fulfilling its fiduciary responsibilities as to the accounting policies and the integrity of the reporting practices of the Company and its subsidiaries.

•	Assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders.

•	Oversee the systems of internal control which management has established.

•	Oversee the internal and external audit processes and monitor the independence of the external auditor and the Director of Internal Audit.

•	Review and oversee the processes which management has established and maintained to assure compliance by the Company with applicable laws, regulations and Company policies.

In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each Committee member shall have or will promptly obtain an understanding of the responsibilities of Committee membership as well as the Company’s business, operations and risks.

Composition

The Committee shall be comprised of three directors who are independent of the management of the Corporation and free of any relationship which, in the opinion of the Board of Directors, would or could interfere with their independence from management and the Company or with their exercise of independent judgement as Committee members. The members of the Audit Committee shall possess the characteristics, experience and skills to provide appropriate balance for the performance of the duties of the Committee. Additionally, each of the Committee members must be financially literate or become financially literate within a reasonable period of time following his or her appointment to the Audit Committee, and at least one member must have accounting or related financial management expertise. One of the members shall be appointed Committee Chairman by the Chairman of the Board of Directors. For the transaction of business at any meeting of the Committee, two of the three Committee members shall constitute a quorum and two positive votes are required for approval of any resolution.

Authority

The Audit Committee is granted the authority to perform the specific duties enumerated in this Charter. Employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. The independent auditors and the Committee may communicate with each other at all times. The independent auditors are ultimately accountable to the Board of Directors and the Committee.

Meetings

The Audit Committee is to meet at least four times per year, and as many other times as the Committee deems necessary or appropriate. The meeting to review fiscal year-end matters will be at least one of these meetings. In as far as feasible and to facilitate Audit Committee reviews, regular Audit Committee meetings will be scheduled just prior to the times for quarterly and year-end reviews of issues and drafts prior to release of relevant public documents for that quarter or year. Special meetings may be called by the Chairman of the Audit Committee, by a majority of the Committee members, or at the request of the independent accountants or Internal Audit Department. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary or appropriate.

Minutes

Minutes of each meeting are to be promptly prepared and sent to Committee members and to directors who are not members of the Committee.

Responsibilities and Duties

Responsibilities and duties of the Audit Committee include the following:

General

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

The Audit Committee will provide a letter for inclusion in the annual proxy statement containing necessary disclosures as required by the Securities & Exchange Commission and the New York Stock Exchange.

The Audit Committee will meet annually, or more often as appropriate, with management, the independent auditor and the Director of Internal Audit and afford them the opportunity to communicate certain required matters to the Audit Committee. As part of these meetings, the Committee will confer privately, at least annually, with each of the three groups.

The Committee will review and reassess the adequacy of the Audit Committee Charter on an annual basis and recommend to the Board of Directors any changes the Committee deems advisable.

The Committee will perform such other functions as assigned by law, the Company’s Charter and Bylaws, and/or the Board of Directors.

Internal Control

Review with the Company’s management, independent auditors and internal auditors the Company’s general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

Ensure that management is setting the appropriate tone by effectively communicating the importance of internal control and policies.

Meet as appropriate, but not less frequently than annually, with the external auditors so that the auditors may keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and other matters as appropriate.

Financial Reporting

Be familiar with and evaluate the appropriateness of the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

Discuss with management and the external auditors significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the Company’s financial statements.

Focus on areas involving the exercise of judgment such as, but not limited to, those involving valuation of assets and liabilities; loan losses; warranty, product, environmental and other liabilities; and other commitments and contingencies.

Discuss with management and the external auditors drafts of the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members’ knowledge about the Company and its operations.

Consider the results of the review of the interim financial statements by the external auditors. The Committee Chairman will discuss the results of the review with the external auditors and the Company’s Chief Financial Officer prior to public announcement of the interim results. The Chairman will convene the entire Committee by telephone or in person if, in his judgment, there is an issue which warrants such a meeting.

Probe management, the internal auditors and the external auditors about significant risks and exposures and the plans to minimize such risks.

Compliance with Laws and Regulations

Discuss with management the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitor the results of these compliance efforts.

Periodically (at least annually) obtain updates from management, general and special counsel, and tax director regarding compliance.

Be satisfied that regulatory compliance matters have been considered in the preparation of the financial statements.

Review the findings of examinations by regulatory agencies.

Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

Independent Auditors

Review the scope and general extent of the independent auditor’s examination. The auditor’s fees are to be arranged with management and annually submitted for Committee review and approval. The Committee’s review should entail an understanding from the independent auditor of the factors considered by the external auditor in determining the audit scope.

Review with management and the independent auditors, upon completion of their audit, financial results for the year prior to their release to the public. This review is to encompass:

1.	The Company’s annual financial statements and supplemental disclosures required by Generally Accepted Accounting Principles.

2.	Significant transactions not a normal part of the Company’s operations.

3.	Changes, if any, during the year in the Company’s accounting principles or their application and any second opinions sought on significant accounting or auditing issues.

4.	Significant adjustments proposed by the independent auditors.

5.	Report of the independent auditors.

6.	The independent auditors’ qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and disclosures.

Evaluate the cooperation received by the independent auditors during their examination, including their access to all requested records, data and information. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs. Inquire of the independent auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard opinion on the Company’s financial statements.

Discuss with the independent auditors the quality of the Company’s financial and accounting personnel, any relevant recommendations which the independent auditors may have, including those in their Management Letter, and their assessment of the quality of internal financial controls. Such review shall also include discussion of the nature and size of proposed but unrecorded entries of a non-trivial amount as well as compliance with various covenants and reporting thereof.

Review and confirm the independence of the external auditors by reviewing and discussing non-audit services provided as well as the auditors’ assertion of independence in accordance with professional standards. The Audit Committee will ensure receipt, on a periodic basis, of a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Statement No. 1. The Committee shall recommend to the Board of Directors any action required as a result of these reviews.

Review a submitted written report from the independent auditors each quarter which affirms the continuing independence of the auditors.

Evaluate annually the independent auditors and recommend to the Board of Directors if any change should be considered and, if appropriate, recommend a review process that might result in the retention or non-retention of the current independent auditors by the Board.

Internal Audit

Review and approve the Company’s Internal Audit Roles and Responsibilities, annual audit plans and budgets.

Review with the internal auditors any significant risks and exposures, audit activities and significant audit findings since the last Audit Committee meeting.

Discuss with the internal auditors any difficulties encountered while conducting audits (or other special projects), including restrictions on the scope of work or access to required information.

Discuss with Company management the scope, adequacy and quality of the internal audit function.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2001 containing certified financial statements is being mailed to the shareholders with these materials.

DONNELLY CORPORATION
49 West Third Street, Holland, Michigan 49423-2813
PROXY—CLASS A COMMON STOCK

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Dwane Baumgardner and Lori L. Klokkert as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Donnelly Corporation held of record by the undersigned on March 20, 2002, at the annual meeting of shareholders to be held May 17, 2002, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1.

(Continued and to be signed and dated on the Reverse Side.)
DONNELLY CORPORATION P.O. BOX 11041 NEW YORK, N.Y. 10203-0041

1.	Directors to be elected by holders of Class A Common Stock

[ ] FOR all nominees listed below	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below	[ ] EXCEPTIONS

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box and strike a line through the nominee’s name in the list below.)

John A. Borden,    R. Eugene Goodson,    Donald R. Uhlmann

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Change of Address and or Comments, Mark Here [ ]

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:________________________________, 2002

Signature

Signature if held jointly

Votes MUST be indicated (X) in Black or Blue ink.    [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DONNELLY CORPORATION
49 West Third Street, Holland, Michigan 49423-2813
PROXY—CLASS B COMMON STOCK

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Dwane Baumgardner and Lori L. Klokkert as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Donnelly Corporation held of record by the undersigned on March 20, 2002, at the annual meeting of shareholders to be held May 17, 2002, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1.

(Continued and to be signed and dated on the Reverse Side.)
DONNELLY CORPORATION P.O. BOX 11041 NEW YORK, N.Y. 10203-0041

1.	Directors to be elected by holders of Class B Common Stock
Holders of Class B Common Stock have 10 votes per share and have the right to cumulate their votes in the election of directors to be elected by that class. (See enclosed instructions.) Please vote either in subsection A or subsection B, but not both.

A. Non-cumulative Voting
If desired, a holder may vote for or against all nominees by checking one of the boxes below.

[ ] FOR all nominees listed below	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below	[ ] EXCEPTIONS

(INSTRUCTION: If not cumulating your votes, to withhold authority to vote for a nominee, strike that nominee’s name from the list below.)

J. Baumgardner, A. Brookstone, B.P. Donnelly, III, J. Donnelly, T. Leonard, G. McNeive, Jr., R. Pruden

B. Cumulative Voting (Do not vote here if you have already voted in subsection A.)
To cumulate votes, write in the number of votes you wish to cast for a nominee opposite his or her name.

___ J. Baumgardner ___ A. Brookstone	___ B.P. Donnelly, III ___ J. Donnelly	___ T. Leonard ___ G. McNeive, Jr.	___ R. Pruden

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Change of Address and or Comments, Mark Here [ ]

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:________________________________, 2002

Signature

Signature if held jointly

Votes MUST be indicated (X) in Black or Blue ink.    [  ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Instructions for Voting of Class B Common Stock

Holders of the Class B Common Stock of Donnelly Corporation have 10 votes per share and also have the right to cumulate their votes in the election of directors to be elected by that class. At the 2002 Annual Meeting, the Class B Common Stock will elect 7 directors. The right to cumulate votes means that holders of Class B Common Stock, instead of spreading their votes equally among all 7 nominees, may cast all of their votes for one nominee or otherwise cast the votes on a disproportionate basis among the nominees.

A holder’s total number of votes is equal to the number of shares of Class B Common Stock held times 10 times 7. For example, if a holder owns 500 shares, his or her total number of votes in the election of directors will be 35,000. These votes may be distributed among the nominees however the holder desires. For example, again assuming 35,000 votes (based upon ownership of 500 shares), a holder may cast all 35,000 votes for one nominee, cast the votes in some other combination disproportionately among the nominees or cast a blanket vote for all nominees (in which case each nominee would get 5,000 votes).

The enclosed yellow proxy explains what a holder must do in order to cumulate votes and also what a holder must do to simply vote for all the nominees or to withhold authority for all the nominees. The proxy permits a holder to either vote without cumulating votes or to cumulate votes.